UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2016 Greenstone Healthcare Corporation, a Colorado corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with JMJ Financial, a Nevada sole proprietorship (“JMJ,” and together with the Company, the “Parties”). Pursuant to the Purchase Agreement, JMJ purchased from the Company (i) a Promissory Note in the aggregate principal amount of $500,000 (the “Note”), subject to an original issue discount of $50,000 (“OID”), and (ii) a Common Stock Purchase Warrant to purchase 3,703,700 shares of the Company's common stock (“Common Stock”) at an exercise price of $0.03 per share (the “Warrant”).

Pursuant to the terms therein, the Purchase Agreement became effective (the “Effective Date”) upon (i) execution by the Parties of the Purchase Agreement, the Note and the Warrant, and (ii) delivery of the purchase price of $200,000, which occurred on April 15, 2016 (the “Purchase Price”). JMJ may make additional payments of up to $250,000 under the Note, in such amounts and at such times as the Parties may agree (the “Additional Payments”). Within three days of an Additional Payment, the Company shall deliver an additional warrant in the form of the Warrant (the “Additional Warrant”), with the following terms: (i) an aggregate exercise amount equal to 50% of the principal sum attributable to the Additional Payment, (ii) an exercise price equal to the lesser of $0.03 per share or the closing price per share on the date of the Additional Payment (subject to adjustments), and (iii) the number of shares for which the Additional Warrant is exercisable equal to the aggregate exercise amount for the Additional Warrant divided by the exercise price.

In addition to the OID, the Note bears a one-time interest charge of 10%. The maturity date is seven (7) months from the Effective Date of the Purchase Price or the Additional Payment, as the case may be. JMJ may extend any maturity date in its sole discretion in increments of up to six months at any time before or after such maturity date. The Company has no obligation to repay any unfunded portion of the Note.

If the Company fails to repay the balance due under the Note, or issues a Variable Security at any time while the Note is outstanding, JMJ has the right to convert all or any portion of the outstanding Note into shares of Common Stock, subject to the terms and conditions set forth in the Note.

All amounts due under the Note become immediately due and payable upon the occurrence of an event of default, including but not limited to (i) the Company fails to pay the amounts due under the Note at maturity, (ii) the Company breaches the terms of the Note, (iii) the Company fails to keep available a sufficient number of authorized, unissued and unreserved shares of Common Stock pursuant to the terms of the Note, (iv) the Company replaces or terminates the transfer agent without JMJ’s prior written consent, (v) the Company files a petition for relief under any bankruptcy, insolvency or similar law, (vi) the Common Stock has an offering price of $0.0001 on its principal trading market at any time, (vii) the Company loses its status as DTC Eligible or its shareholders lose the ability to deposit shares into the DTC System, or (viii) the Company becomes delinquent in its filing requirements as a fully-reporting issuer registered with the Securities and Exchange Commission.

The foregoing descriptions of the Note, the Warrant and the Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such documents. Copies of the Note, the Warrant and the Purchase Agreement are attached hereto as Exhibit 4.1, 4.2, and 10.1, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under the Purchase Agreement were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements And Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

4.1	Promissory Note, dated April 13, 2016

4.2	Common Stock Purchase Warrant, dated April 13, 2016

10.1	Securities Purchase Agreement, dated April 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: April 21, 2016	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer